Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Carrie Grapenthin	Paul Longhini
Navigant Corporate Communications	Navigant Investor Relations
312.573.5636	312.583.5836

NAVIGANT CHAIRMAN, WILLIAM M. GOODYEAR, RETIRING FROM BOARD

CHICAGO, Feb. 17, 2014 – Navigant announced today that William M. Goodyear will retire from its Board of Directors at the Company’s 2014 Annual Meeting of Shareholders. His term of employment as Executive Chairman of the Company will conclude on April 30, 2014 as previously announced.

Goodyear joined Navigant as a Board Director in 1999 and was appointed Chairman and Chief Executive Officer (CEO) in 2000. He served as Navigant’s CEO until February 2012 when Julie M. Howard was appointed to the position, at which time he became Executive Chairman. Over his tenure as CEO, Goodyear successfully led the firm through several economic cycles and strengthened the organization’s brand and global footprint, while tripling global employment to 2,400 professionals and growing revenue from $245 million in 2000 to $755 million in 2011. In addition, the firm received many external accolades including being listed among the “Best Run Small Companies” and “Fastest Growing Companies.”

“Bill’s leadership is nothing short of remarkable,” said former Governor James R. Thompson, Lead Director of the Navigant Board. “His strategic and operational acumen turned an organization that was struggling in 2000 into a strong and admired option for clients, employees and investors alike. The Board and I are grateful for his visionary guidance, commitment and management and wish him continued success in his many civic and philanthropic leadership roles.”

Julie M. Howard, CEO, will assume the role of Chairman effective May 1, 2014. Howard has been CEO and a director on the Navigant Board since March 2012.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in

Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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